SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Edgewater Technology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials for the

Edgewater Technology, Inc. Stockholder Meeting to be Held on June 8, 2011

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. Stockholders of record as of the close of business on April 11, 2011 are entitled to vote. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and 2010 Annual Report on Form 10-K are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/EDGW to view the materials.

Step 2: Click on the icon on the right to view current meeting materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request them. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 27, 2011 to facilitate timely delivery. Otherwise, you may not receive a paper or e-mail copy.

Edgewater Technology, Inc.’s Annual Meeting of Stockholders will be held on June 8, 2011 at Sheraton Colonial Boston North Hotel & Conference Center, One Audubon Road, Wakefield, Massachusetts 01880 at 10:00 a.m. ET.

Proposals to be voted upon at the Annual Meeting are listed below along with the Board of Directors’ recommendations. Proposals to be voted upon are as follows:

1.	Election of Directors: Shirley Singleton, Wayne Wilson, Paul E. Flynn, Paul Guzzi, Nancy L. Leaming, Michael R. Loeb and Daniel O’Connell.
2.	Approve the proposed Amendment to the 2008 Employee Stock Purchase Plan.
3.	Say on Pay—An advisory vote on the approval of executive compensation.
4.	Say When on Pay—An advisory vote on the approval of the frequency of shareholder votes on executive compensation.
5.	Ratify the appointment of BDO USA, LLP as independent auditors of the Company.
6.	In their discretion, upon any other matters which may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends that you vote FOR all nominees, FOR Proposals 2, 3 and 5 and Every 1 YEAR for Proposal 4.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Edgewater Technology, Inc. 2011 Annual Meeting of Stockholders

Sheraton Colonial Boston North Hotel and Conference Center

One Audubon Road, Wakefield, Massachusetts 01880

From East

Take Interstate 128/95 and take Exit 42 (Salem Street). At the bottom of the exit ramp, turn left, then another left at the gas station onto Audubon Road. The hotel is 200 feet on the right.

From North

Take I-93 South to I-95/128 North and travel for approximately 4 miles to Exit 42 (Salem Street). Turn left off of the ramp, then turn left again at gas station. The hotel is 200 feet on the right.

From West

Take Interstate 90 East to Interstate 128/95 North 20 miles to Exit 42 (Salem Street). Turn left off of the ramp, then turn left again at gas station. The hotel is 200 feet on the right.

From Boston Logan Airport

Take Interstate 93 North to Interstate 128/95 North and take Salem Street (Exit 42). Turn left at the end of the ramp, and then turn left at the gas station onto Audubon Road. The hotel is 200 feet on the right.

Here’s how to order a copy of the proxy materials (including proxy card) and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

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Internet – Go to www.envisionreports.com/EDGW. Click Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials Edgewater Technology, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 27, 2011.

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